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                                                                   EXHIBIT 10.21

                                ORDINANCE NO.6598

                  AN ORDINANCE OF THE CITY OF MIDLAND, TEXAS, GRANTING TO CAP ROCK ELECTRIC COOPERATIVE, INC., (A CORPORATION WITH ITS PRINCIPAL OFFICE IN THE CITY OF STANTON, MARTIN COUNTY, TEXAS) THE FRANCHISE AND RIGHTS TO CONDUCT IN SAID CITY THE BUSINESS OF ACQUIRING, MAINTAINING, INSTALLING AND OPERATING ELECTRIC FACILITIES FOR THE TRANSMISSION AND DISTRIBUTION OF ELECTRICITY TO THE CITY OF MIDLAND AND THE INHABITANTS THEREOF FOR LIGHT, HEAT, POWER AND OTHER PURPOSES AND THE RIGHT TO USE THE STREETS, ALLEYS AND OTHER PUBLIC WAYS IN SAID CITY FOR SAID PURPOSES; PRESCRIBING THE CONDITIONS, LIMITATIONS AND RESTRICTIONS UNDER WHICH SAID PRIVILEGES MAY BE EXERCISED; PRESCRIBING AN ANNUAL FEE TO THE CITY; AND PRESCRIBING THE TERM OF SAID FRANCHISE AND RIGHTS TO BE SEVEN-TEEN (17) YEARS; CONTAINING A SAVINGS AND SEVERABILITY CLAUSE; AND ORDERING PUBLICATION

         BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF MIDLAND, TEXAS, (hereinafter referred to as "City", which said term means the corporate entity of the City of Midland, Texas, the City Council or the corporate limits of the City of Midland, whenever either of said meanings shall be appropriate in the context of this ordinance):

         THAT Cap Rock Electric Cooperative, Inc., (hereinafter called "Grantee"), its successors and assigns, be and it is hereby granted the franchise, right and privilege to conduct within its service area as certified by the Public Utility Commission on the effective date of this ordinance, in the City the business of acquiring, constructing, maintaining, installing and operating electric facilities for the transmission and distribution of electricity to the City and the inhabitants thereof for light, heat, power, and other purposes, upon the following terms, provisions and conditions, to wit:

         SECTION ONE. The term of this grant shall be a period of time commencing on November 1, 1985, and ending on December 31, 2002, and for such additional period or extension of time as may be granted.

         SECTION TWO. That the said Grantee is hereby granted the right to construct, lay, repair, remove and replace electric light and power lines, facilities and equipment, and to construct

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and install such machinery, equipment and/or facilities as may be necessary or advisable in its judgment for the proper performance of the service to be rendered to the City and the citizens and inhabitants thereof, and to the best interest of the electricity consumers (including underground conduits, poles, towers, wires and transmission lines, and telephone and telegraph lines for its own use), in, on, over, under, along, upon, and across all of the present and/or future streets, roads, highways, alleys and public ways of the City and controlled by the City, and to have at all times access to said streets, alleys, and public ways for the purpose of constructing, laying, repairing, removing and replacing such electric light and power lines, facilities and equipment and other appurtenances under this grant as may be needed from time to time during the term of this franchise or any extension thereof; provided, however, that the work done in connection with the construction, maintenance and operation of said electric facilities and distribution system shall be subject to and governed by the regulations, rules and ordinances now legally in force or that may be hereafter lawfully adopted, to the extent that such regulations, rules and ordinances are not inconsistent with the provisions of this ordinance and do not deprive Grantee of its use and enjoyment of the franchise rights and privileges herein granted.

         That the said Grantee is to have the right to construct electric light and power facilities and equipment, and to construct such buildings and install such machinery or equipment, and to sell or lease such equipment to the citizens of the City as may be necessary or advisable in Grantee's judgment for the proper performance of the service to be rendered to the City and to its citizens and inhabitants to the best interest of the electricity consumers; and to have, at all times, access to the streets and alleys of said City for the purpose of constructing such facilities and equipment as may be needed from time to time during the term of this franchise, or any extensions thereof,

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provided that at no time shall the Grantee obstruct such streets or alleys so as to interfere with the public use thereof for a period longer than twenty-four hours, unless approved by the City's Director of Public Works, and that after such facilities or equipment are erected or laid and tested the same shall be covered, if underground, and such streets or alleys shall be replaced in the same or as good condition as before such work was done at the sole cost and expense of the Grantee.

         That this franchise is granted upon and subject to the following provisions:

         1. Maintaining its properties, the Grantee shall not unnecessarily or unreasonably impair or obstruct the streets, roads, highways, alleys, sidewalks and public ways.

         2. The Grantee shall use reasonable precautions to avoid damage or injury to persons or property, and shall indemnify and hold and save harmless the City from all damages, losses, or expense caused by any negligence of the Grantee, its agents or employees, while exercising any of the rights herein granted.

         3. In installing and constructing additional pole lines or underground lines, Grantee shall, insofar as practicable, so install and construct the same along or under the alleyways, where alleys exist, rather than along or under streets, using the streets as necessary in connecting from one alley to another. Grantee shall give prior notice to the City's Director of Public Works before any construction or repair work on Grantee's lines obstructs any public street or roads.

         4. All facilities shall be so laid or erected so as to protect and not interfere with existing paving, wire cables, water pipes, underground wires, or sewer laterals, as directed by and to the satisfaction of the City or the City's Director of Public Works.

         5. Grantee, at its expense, shall construct or erect and extend electric service to any consumer within its service area in the City of Midland within ninety (90) days after receiving a written request from the Midland City Manager, but Grantee shall

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not be required to extend service lines more than three hundred (300) feet to any one consumer.

         6. Grantee covenants and agrees that it will repair any of the City's streets and alleys that Grantee, its employees, agents, contractors and subcontractors damages so that such streets and alleys will comply with the City's Standard Specifications.

         7. Grantee covenants and agrees that Grantee shall, at its own expense, repair all water lines, sewer lines, service lines and water meters owned by the City that Grantee, its employees, agents, contractors, subcontractors, damage so that such water lines, sewer lines and water meters shall comply with the requirements of the Midland City Standard
Specifications.

         8. Before the Grantee seeks bids on any phase of the repair of City streets, alleys, water lines, sewer lines or any other City owned utility, the plans and specifications shall be approved by the City's Director of Public Works.

         9. The Grantee shall indemnify and save and hold harmless the City and all of its officers, employees, and agents from all suits, actions, claims, damages, losses, attorney's fees and expenses of any character whatsoever, brought for or on account of any injuries or damages received or sustained by any person, persons or property, on account of any act of the Grantee, its employees, agents, officers, or their contractors, subcontractors and their employees arising directly or indirectly or in any way connected with the placement, construction, operation, repair, maintenance, replacement or removal of any part of the Grantee's system, and the Grantee will be required to pay any final judgment with costs which may be obtained against the Grantee or any of its officers, agents or employees, including attorney's fees.

         City shall not be liable for any damage caused to the Grantee's system by reason of any subsequent construction authorized or permitted by the City in its streets, alleys or public rights of way.

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         The City reserves the right to lay and permit to be laid electric conduits, water and sewer lines and other pipelines or cables, and to do and permit to be done any above or underground work which may be deemed necessary or proper by the City in, across, along or under any street, alley, highway, or other public way occupied by the Grantee; and whenever by reason of changes in the grade or width of any street, or in the location or manner of constructing any City-owned water pipes, sewer lines or other above ground or under-ground structures, it shall be deemed necessary by the City to alter, change, adapt or conform electric service lines of Grantee in any street or alley lawfully dedicated to public use or other public ways occupied by Grantee, such alterations or changes shall be made by the Grantee when ordered in writing by the City Manager or any supervisor or other representative of the City thereof so authorized to act, without any claim for reimbursement for damages against the City; provided, however, that Grantee shall at all times be entitled to receive from appropriate governmental bodies, excluding the City, payments for relocation of its facilities to which it may be lawfully entitled to under applicable federal law or laws of the State of Texas with respect to relocation payments where highway construction or reconstruction is involved.

         SECTION THREE. The Grantee shall not discriminate against any person, corporation, firm or association in the charge for electric service or in the services rendered under like circumstance to customers of the same classification. The Grantee will not directly or indirectly grant any discount, rebate, or give things of value to circumvent the rate schedule.

         SECTION FOUR. Grantee, its successors and assigns, shall file with the City Secretary of the City a schedule of all rates for the sale of electricity to its general domestic and commercial customers who use electricity within the City, which shall be the rates now in existence; provided, however, nothing herein shall prohibit the Grantee from filing in the future its applica-

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tion for increase or decrease of such rates and the City acting thereon by ordinance.

         SECTION FIVE. The City, by the granting of this franchise, does not surrender or to any extent lose, waive, imperil or lessen the lawful powers and rights now or hereinafter vested in the City under the Constitution and Statutes of the State of Texas and under the Charter of the City to regulate the rates for services of Grantee; and Grantee, by its acceptance of this franchise, agrees that all such lawful regulatory power and rights, as the same may from time to time be vested in the City, shall be in full force and effect and subject to the exercise thereof by the City at any time and from time to time.

         SECTION SIX. The Grantee may require from any consumer of electricity, before electric service is commenced or continued, a deposit of up to one/sixth (1/6) of the estimated yearly bill, which said deposit may be retained by the Grantee until service is discontinued and all bills therefor have been paid, if in accordance with state or federal law. The Grantee shall then return said deposit to the consumer, together with interest accrued thereon (to the extent not theretofore paid or applied) at the statutory rate from the date of said deposit. The Grantee shall be entitled to apply said deposit and/or accrued interest to any indebtedness owed the Grantee by the consumer owning the deposit, and when said deposit has been applied in whole or in part to any such indebtedness, the consumer may be required to restore or increase said deposit to its proper level as a condition to the resumption or continuation of service. The Grantee may make, from time to time, and enforce, reasonable rules and regulations for the conduct of its business and may require, as a condition to the commencement or continuation of its service, the execution of a contract therefor by the consumer of such electricity.

         In case of default or nonpayment of any electric bill rendered at any authorized rate, Grantee shall have the right to

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discontinue service to such consumer in accordance with the laws of the
United States and the State of Texas; and in case said consumer shall make application to have service reconnected, he may be required to pay, as a condition precedent thereto, all amounts due to the Grantee and also, a reasonable reconnecting fee.

         SECTION SEVEN. In consideration of the grant of said privilege and franchise by the City and as full payment for the privilege of using and occupying the streets, alleys, highways, easements, parks and other public places within the City, and in lieu of any and all occupation taxes, easements and franchise taxes, and in lieu of license and inspection fees or charges, street taxes, street or alley rentals and of all other charges, levies, fees and rentals of whatsoever kind and character which the City may impose or hereafter be authorized or empowered by law to levy and collect, the Grantee shall pay to the City annually and on or before March 15 of each year during the term hereof beginning March 15, 1986, an amount equivalent to three percent (3%) of the gross revenues received by the Grantee, its successors and assigns during the preceding calendar year from sales of electricity within the corporate limits of said City. Grantee's failure to make the payment within thirty (30) days after the payment is due shall constitute a late payment and Grantee shall pay the Grantee a late charge of five percent (5%) of the payment due. The yearly franchise fee payment shall be made to the City at the office of the Director of Finance, 300 North Loraine, P. O. Box 1152, Midland, Texas, 79702. The franchise fee payment shall be exclusive of and in addition to all general municipal taxes of whatever nature, including, but not limited to sales and use taxes, ad valorem taxes and special taxes and assessments for public improvements. On or before the 15th day of March of each year a verified report shall be filed with the City by the Grantee showing its gross revenues as aforesaid for the preceding calendar year, and the payment made

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hereunder shall be based upon said report. The payment made by Grantee on or before March 15 of each year during the term hereof, shall be for the use during the preceding calendar year of the City's alleys, streets and other public rights of way.

         Provided, however, that if at any time during the term of this franchise agreement the Legislature of the State of Texas or any duly authorized and empowered agency of the Legislature authorized or directs a greater franchise fee (by whatever name known, such as gross receipts fee, street and alley rental, etc.), for Midland in particular or home rule cities in general, than that provided herein, then and in that event the fee to be paid by Grantee to City hereunder shall automatically be and become the greatest amount so authorized or directed beginning with the first full calendar year following the effective date of any such legislation and provided further that said fee is subject to adjustment by mutual agreement of the City and Grantee at all times. In any event, the percentage of gross receipts paid to City shall not be less than the greatest percentage paid by Grantee to any other city served by it.

         The City, or its duly authorized representatives, shall have -the right at all reasonable times, to inspect the books and records of the Grantee whether located in the City of Midland or elsewhere.

         SECTION EIGHT. The Grantee's undertakings shall be subject to its ability, by use of due diligence and normal business methods, to obtain and place in service the necessary materials and facilities. Moreover, the Grantee shall be excused from failure or delay in performing such obligations if, end to the extent, occasioned by act of God, firs, explosion, flood, act of public enemy, contagion or contamination hazardous to human life or health, legal restraints, labor difficulties, material shortages, interruption or deficiency of electricity supply not attributable to default of the Grantee or, without limitation,

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any other cause or combination of causes not reasonable within the Grantee's ability to anticipate or control.

         SECTION NINE. The Grantee, its successors or assigns, shall prepare and file with the City's Director of Public Works a set of maps setting forth its underground distribution system located within the City, which maps shall be corrected and brought up to date from time to time thereafter. Grantee's maps of its over-head distribution system shall be kept current and available to said Director of Public Works at all times.

         SECTION TEN. If the said Grantee shall fail to comply substantially with the conditions of the franchise, the City shall have the right, by ordinance duly passed therefor, to forfeit all the right and franchises herein granted to the said Grantee; provided that the City shall give Grantee, its successors and assigns, sixty (60) days notice in writing, specifying the conditions claimed to have been violated, and giving full and fair opportunity to be heard thereon before declaring such forfeiture, which notice shall fairly and fully set out all of the conditions claimed and complained of and shall be given by the said City, after having been properly authorized by the Mayor and governing body of the said City; provided, however, that the said Grantee shall have sixty (60) days after receiving such notice in which to rectify and correct such violations and to comply substantially with the terms and conditions of the ordinance; should the violations of this ordinance so complained of not have been rectified and corrected and the terms and conditions of this ordinance substantially complied with at the end of said sixty (60) days, then, and in that event, the City shall have the power to forfeit this franchise on account of the violations specified in said notice. In case of forfeiture as herein provided, the City reserves the right to purchase the electric facilities of the Grantee at its fair appraised value or to allow the Grantee to remove same within one year from the date of such forfeiture; provided that, before any of said property may be

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removed, the Grantee shall be required to give to the City a good and sufficient bond that the streets and alleys will be placed and left in as good condition as found.

         In lieu of forfeiture, at the option of the City, for each and every breach or violation of any of the provisions of this ordinance by the Grantee, it shall be liable to a civil penalty of Twenty-Five Dollars ($25.00) and, if the breach or violation shall be a continuous one, each day during which such breach or violation continues shall be deemed a separate breach or violation of this ordinance.

         Pursuant to Article III, Section 18(c), of the Home Rule Charter of the City of Midland, Texas, upon termination hereof or in the case of forfeiture, as hereinabove provided for, the City reserves the right, and shall have the option, to purchase this franchise, as well as any other property of the Grantee within said City constituting a part of its electric facilities and system, and upon payment of a fair valuation therefor; provided, however, that the Grantee shall never be entitled to any payment of valuation because of any value derived from the franchise or the fact that it is or may be a going concern duly installed and operated. This right to purchase in the event of termination hereof may be exercised only after notice in writing is given to Grantee at least 120 days before the expiration date of this franchise.

         For the purpose of this section, the fair valuation of Grantee's electric facilities shall be determined by the value of the Reproduction Cost New, less-observed depreciation of the said electric facilities.

         The said fair valuation shall be determined by the majority opinion of three (3) appraisers, one to be appointed by the City, one to be appointed by the Grantee, and the third to be selected by the two so appointed; and, in the event they cannot agree, then the third shall be appointed by the District Judge for Midland County. Said appraisers shall be named in writing by

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both parties hereto within ten days after the City's election and notice to
Grantee to have said appraisal made; and the third is to be selected within ten days after the first two are appointed. The unanimous or majority opinion, as the case may be, of the appraisers as to the fair valuation of the property of Grantee shall be furnished in writing to both parties within sixty (60) days from the date of the appointment of the third appraiser.

         If either party, that is to say, the Grantee or the City of Midland be dissatisfied with the valuation of Grantee's facilities as determined by the unanimous or majority opinion, as the case may be, of the appointed appraisers, said party may, within twenty (20) days after the receipt of the appraiser's report, file suit in the District Court of Midland County, Texas, and the cause shall be tried de novo and determined as in other civil causes in the District Court with the only issue to be determined being the amount of the compensation to be paid by the City of Midland to the Grantee as the fair valuation of Grantee's electrical facilities, which compensation shall be determined by the value of the reproduction costs new, less observed depreciation of said electric facilities, and shall not include any value derived from the franchise or the fact that it is or may be a going concern duly installed and operated.

         If no suit be filed, as herein provided for, the City shall within ten (10) days after the expiration of the twenty (20) days for filing of suit, exercise its option to purchase Grantee's electrical facilities by payment of the amount determined by the appraisers, or allow the Grantee to remove the same, within one (l) year thereafter. In the event either party shall appeal to the District Court, as herein provided for, the term of this franchise shall be extended and it shall remain in full force and effect until ten days after the entry of a final judgment in such cause. Within ten
(10) days after entry of said final judgment, the City shall exercise its option to purchase Grantee's electrical facilities at the amount determined by said judgment, or

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allow the Grantee to remove its facilities within one (1) year thereafter.

         SECTION ELEVEN. The Grantee shall have the right and privilege of assigning this franchise and all the rights and privileges granted herein, and wherever the word "Grantee" appears herein it shall be construed as applying to its successors and assigns.

         SECTION TWELVE. If any section, paragraph, subdivision, clause, phrase, or provision hereof shall be adjudged invalid or unconstitutional, the same shall not affect the validity hereof as a whole, or any part or provision other than the part or provision so decided to be invalid or unconstitutional.

         SECTION THIRTEEN. Grantee shall, within thirty (30) days from date of the final passage of this ordinance by the City, file with the City Secretary a written statement signed in its name and behalf by a duly authorized officer of Grantee in the following form:

         "The Honorable Mayor and Council of the City of Midland: "Cap Rock Electric Cooperative, Incorporated, for itself, its successors and assigns, hereby accepts the attached ordinance finally passed by the City Council the 12TH day of NOVEMBER, 1985, and agrees to be bound by all of its terms and provisions.

                                       "CAP ROCK ELECTRIC COOPERATIVE,
                                        INCORPORATED


                                       "By /s/ David W. Pruitt
                                          ----------------------------------


         "Dated this, the  23 day  JANUARY, 1987."

         SECTION FOURTEEN. Any notice or communication required in the administration of this franchise shall be sent to the City as follows: City Manager, City of Midland, 300 North Loraine, P. O. Box 1152, Midland, Texas, 79702.

         Any notice or communication required in the administration of this franchise shall be sent to the Grantee as follows: Mr. David W. Pruitt, Assistant Manager, Cap Rock Electric Cooperative, Incorporated, P. O. Box 700, Stanton, Texas, 79782.

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         SECTION FIFTEEN. If any section, subsection, ,sentence, clause or phrase of this ordinance is, for any reason, held to be unconstitutional or invalid, such holding shall not affect the validity of the remaining portions of this ordinance. The Council of the City of Midland hereby declares that it would have passed this ordinance and each section, subsection, sentence, clause, or phrase hereof irrespective of the fact that any one or more sections, subsections, sentences, clauses or phrases be declared unconstitutional or invalid.

         SECTION SIXTEEN. The City Secretary is hereby authorized and directed to publish the descriptive caption of this ordinance in the manner and for the length of time prescribed by law as an alternative method of publication.

         On motion of Council member GODFREY, seconded by Council member HECK, the foregoing ordinance was passed on first reading on the 8TH day of OCTOBER, A.D., 1985, by the following vote:

         Council members voting "AYE": Godfrey, Heck, Hotchkiss, and
                                       Corrales

         Council members voting "NAY": None

         On motion of Council member HOTCHKISS, seconded by Council member HECK, the foregoing ordinance was passed on second reading the 22ND day of OCTOBER, A.D., 1985, by the following vote:

         Council members voting "AYE": Hotchkiss, Heck, Corrales, Davidson,
                                       Marcum, Godfrey and Akins

         Council members voting "NAY": None

         On motion of Council member CORRALES, seconded by Council member GODFREY, the foregoing ordinance was passed on third reading this 12TH day of NOVEMBER, A.D., 1985, by the following vote:

         Council members voting "AYE": Corrales, Godfrey, Hotchkiss, Akins,
                                       Marcum and Davidson

         Council members voting "NAY": None

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         PASSED AND APPROVED THIS 12TH day of NOVEMBER, A.D., 1985.


                                                      /s/ G. Thane Akins
                                                  -----------------------------
                                                      G. Thane Akins, Mayor

ATTEST:


/s/ B. C. Clanton
-------------------------------
B. C. Clanton, City Secretary



APPROVED AS TO FORM:


/s/ David W. Reagan
-------------------------------
David W. Reagan, City Attorney



















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